Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Satya Kumar	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	satyakumar@micron.com	epompen@micron.com
	(408) 450-6199	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
FIRST QUARTER OF FISCAL 2024

Industry-leading technology and products address the growing demand for AI solutions

BOISE, Idaho, December 20, 2023 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its first quarter of fiscal 2024, which ended November 30, 2023.

Fiscal Q1 2024 highlights
•Revenue of $4.73 billion versus $4.01 billion for the prior quarter and $4.09 billion for the same period last year
•GAAP net loss of $1.23 billion, or $1.12 per diluted share
•Non-GAAP net loss of $1.05 billion, or $0.95 per diluted share
•Operating cash flow of $1.40 billion versus $249 million for the prior quarter and $943 million for the same period last year

“Micron’s strong execution and pricing drove better-than-anticipated first quarter financial results,” said Micron Technology President and CEO Sanjay Mehrotra. “We expect our business fundamentals to improve throughout 2024, with record industry TAM projected for calendar 2025. Our industry-leading High Bandwidth Memory for data center AI applications illustrates the strength of our technology and product roadmaps, and we are well positioned to capitalize on the immense opportunities artificial intelligence is fueling across end markets.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ1-24	FQ4-23	FQ1-23	FQ1-24	FQ4-23	FQ1-23

Revenue	$4,726	$4,010	$4,085	$4,726	$4,010	$4,085
Gross margin	(35)	(435)	893	37	(366)	934
percent of revenue	(0.7%)	(10.8%)	21.9%	0.8%	(9.1%)	22.9%
Operating expenses	1,093	1,037	1,102	992	842	999
Operating income (loss)	(1,128)	(1,472)	(209)	(955)	(1,208)	(65)
percent of revenue	(23.9%)	(36.7%)	(5.1%)	(20.2%)	(30.1%)	(1.6%)
Net income (loss)	(1,234)	(1,430)	(195)	(1,048)	(1,177)	(39)
Diluted earnings (loss) per share	(1.12)	(1.31)	(0.18)	(0.95)	(1.07)	(0.04)

Investments in capital expenditures, net(2) were $1.73 billion for the first quarter of 2024, which resulted in adjusted free cash flows(2) of negative $333 million for the first quarter of 2024. Micron ended the quarter with cash, marketable investments, and restricted cash of $9.84 billion. On December 20, 2023, Micron’s Board of Directors declared a quarterly dividend of $0.115 per share, payable in cash on January 18, 2024, to shareholders of record as of the close of business on January 2, 2024.

Business Outlook

The following table presents Micron’s guidance for the second quarter of 2024:

FQ2-24	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$5.30 billion ± $200 million	$5.30 billion ± $200 million
Gross margin	12.0% ± 1.5%	13.0% ± 1.5%
Operating expenses	$1.07 billion ± $15 million	$950 million ± $15 million
Diluted earnings (loss) per share	($0.45) ± $0.07	($0.28) ± $0.07

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Wednesday, December 20, 2023 at 2:30 p.m. Mountain Time to discuss its first quarter financial results and provide forward-looking guidance for its second quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow us on X @MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions transforming how the world uses information to enrich life for all. With a relentless focus on our customers, technology leadership, and manufacturing and operational excellence, Micron delivers a rich portfolio of high-performance DRAM, NAND, and NOR memory and storage products through our Micron® and Crucial® brands. Every day, the innovations that our people create fuel the data economy, enabling advances in artificial intelligence and 5G applications that unleash opportunities — from the data center to the intelligent edge and across the client and mobile user experience. To learn more about Micron Technology, Inc. (Nasdaq: MU), visit micron.com.

© 2023 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, and all other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding our industry, our strategic position, technology trends and developments, our addressable market, and our financial and operating results, including our guidance for the second quarter of 2024. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, including our most recent Form 10-K and our upcoming Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at investors.micron.com/risk-factor. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 30, 2023	August 31, 2023	December 1, 2022

Revenue	$4,726	$4,010	$4,085
Cost of goods sold	4,761	4,445	3,192
Gross margin	(35)	(435)	893

Research and development	845	719	849
Selling, general, and administrative	263	219	251
Restructure and asset impairments	—	4	13
Other operating (income) expense, net	(15)	95	(11)
Operating income (loss)	(1,128)	(1,472)	(209)

Interest income	132	134	88
Interest expense	(132)	(129)	(51)
Other non-operating income (expense), net	(27)	9	(4)
	(1,155)	(1,458)	(176)

Income tax (provision) benefit	(73)	24	(8)
Equity in net income (loss) of equity method investees	(6)	4	(11)
Net income (loss)	$(1,234)	$(1,430)	$(195)

Earnings (loss) per share
Basic	$(1.12)	$(1.31)	$(0.18)
Diluted	(1.12)	(1.31)	(0.18)

Number of shares used in per share calculations
Basic	1,100	1,095	1,090
Diluted	1,100	1,095	1,090

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	November 30, 2023	August 31, 2023

Assets
Cash and equivalents	$8,075	$8,577
Short-term investments	973	1,017
Receivables	2,943	2,443
Inventories	8,276	8,387
Other current assets	791	820
Total current assets	21,058	21,244
Long-term marketable investments	720	844
Property, plant, and equipment	37,677	37,928
Operating lease right-of-use assets	648	666
Intangible assets	416	404
Deferred tax assets	781	756
Goodwill	1,150	1,150
Other noncurrent assets	1,326	1,262
Total assets	$63,776	$64,254

Liabilities and equity
Accounts payable and accrued expenses	$3,946	$3,958
Current debt	908	278
Other current liabilities	1,108	529
Total current liabilities	5,962	4,765
Long-term debt	12,597	13,052
Noncurrent operating lease liabilities	601	603
Noncurrent unearned government incentives	705	727
Other noncurrent liabilities	1,026	987
Total liabilities	20,891	20,134

Commitments and contingencies

Shareholders’ equity
Common stock	124	124
Additional capital	11,217	11,036
Retained earnings	39,356	40,824
Treasury stock	(7,552)	(7,552)
Accumulated other comprehensive income (loss)	(260)	(312)
Total equity	42,885	44,120
Total liabilities and equity	$63,776	$64,254

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Three months ended	November 30, 2023	December 1, 2022

Cash flows from operating activities
Net income (loss)	$(1,234)	$(195)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense and amortization of intangible assets	1,915	1,921
Stock-based compensation	188	146
Change in operating assets and liabilities:
Receivables	(501)	1,842
Inventories	111	(1,697)
Accounts payable and accrued expenses	271	(630)
Other current liabilities	579	(430)
Other	72	(14)
Net cash provided by operating activities	1,401	943

Cash flows from investing activities
Expenditures for property, plant, and equipment	(1,796)	(2,449)
Purchases of available-for-sale securities	(199)	(90)
Proceeds from maturities and sales of available-for-sale securities	374	362
Proceeds from government incentives	85	2
Other	(22)	(91)
Net cash provided by (used for) investing activities	(1,558)	(2,266)

Cash flows from financing activities
Payments of dividends to shareholders	(129)	(126)
Payments on equipment purchase contracts	(56)	(47)
Repayments of debt	(53)	(20)
Repurchases of common stock - repurchase program	—	(425)
Proceeds from issuance of debt	—	3,349
Other	(114)	(99)
Net cash provided by (used for) financing activities	(352)	2,632

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(1)	(6)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(510)	1,303
Cash, cash equivalents, and restricted cash at beginning of period	8,656	8,339
Cash, cash equivalents, and restricted cash at end of period	$8,146	$9,642

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Inventories

In 2023, we recorded charges of $1.83 billion to cost of goods sold to write down the carrying value of work in process and finished goods inventories to their estimated net realizable value (“NRV”). The impact of inventory NRV write-downs for each period reflects (1) inventory write-downs in that period, offset by (2) lower costs in that period on the sale of inventory written down in prior periods. The impacts of inventory NRV write-downs are summarized below:

	1st Qtr.	4th Qtr.	1st Qtr.
	November 30, 2023	August 31, 2023	December 1, 2022

Provision to write down inventory to NRV	$—	$—	$—
Lower costs from sale of inventory written down in prior periods	605	563	—
	$605	$563	$—

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	1st Qtr.	4th Qtr.	1st Qtr.
	November 30, 2023	August 31, 2023	December 1, 2022

GAAP gross margin	$(35)	$(435)	$893
Stock-based compensation	67	64	36
Other	5	5	5
Non-GAAP gross margin	$37	$(366)	$934

GAAP operating expenses	$1,093	$1,037	$1,102
Stock-based compensation	(115)	(87)	(90)
Restructure and asset impairments	—	(4)	(13)
Goodwill impairment	—	(101)	—
Other	14	(3)	—
Non-GAAP operating expenses	$992	$842	$999

GAAP operating income (loss)	$(1,128)	$(1,472)	$(209)
Stock-based compensation	182	151	126
Restructure and asset impairments	—	4	13
Goodwill impairment	—	101	—
Other	(9)	8	5
Non-GAAP operating income (loss)	$(955)	$(1,208)	$(65)

GAAP net income (loss)	$(1,234)	$(1,430)	$(195)
Stock-based compensation	182	151	126
Restructure and asset impairments	—	4	13
Goodwill impairment	—	101	—
Other	(10)	7	10
Estimated tax effects of above and other tax adjustments	14	(10)	7
Non-GAAP net income (loss)	$(1,048)	$(1,177)	$(39)

GAAP diluted earnings (loss) per share	$(1.12)	$(1.31)	$(0.18)
Effects of the above adjustments	0.17	0.24	0.14
Non-GAAP diluted earnings (loss) per share	$(0.95)	$(1.07)	$(0.04)

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	1st Qtr.	4th Qtr.	1st Qtr.
	November 30, 2023	August 31, 2023	December 1, 2022

GAAP net cash provided by operating activities	$1,401	$249	$943

Expenditures for property, plant, and equipment	(1,796)	(1,461)	(2,449)
Payments on equipment purchase contracts	(56)	(26)	(47)
Proceeds from sales of property, plant, and equipment	33	18	23
Proceeds from government incentives	85	462	2
Investments in capital expenditures, net	(1,734)	(1,007)	(2,471)
Adjusted free cash flow	$(333)	$(758)	$(1,528)

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings (loss) per share, and adjusted free cash flow. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from amounts presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Gains and losses from settlements;
•Restructure and asset impairments;
•Goodwill impairment; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, assessments of tax exposures, certain tax matters related to prior fiscal periods, and significant changes in tax law.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

FQ2-24	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$5.30 billion ± $200 million	—		$5.30 billion ± $200 million
Gross margin	12.0% ± 1.5%	1.0%	A	13.0% ± 1.5%
Operating expenses	$1.07 billion ± $15 million	$122 million	B	$950 million ± $15 million
Diluted earnings (loss) per share(1)	($0.45) ± $0.07	$0.17	A, B, C	($0.28) ± $0.07

Non-GAAP Adjustments (in millions)

A	Stock-based compensation – cost of goods sold	$75
A	Other – cost of goods sold	4
B	Stock-based compensation – research and development	77
B	Stock-based compensation – sales, general, and administrative	45
C	Tax effects of the above items and other tax adjustments	(13)
		$188

(1)GAAP and non-GAAP earnings (loss) per share based on approximately 1.10 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, additional restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.